Exhibit 99.1

World Fuel Services Corporation Announces Time Change for First Quarter 2016 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--April 27, 2016--World Fuel Services Corporation (NYSE:INT) today announced that it has changed the time of its first quarter 2016 earnings conference call to 10:00AM Eastern Time on Thursday, April 28, 2016, to accommodate analyst scheduling conflicts. The call was previously scheduled for Thursday, April 28th at 8:30AM Eastern Time. The company plans to release its first quarter earnings before the market opens on the same date.

The live conference call will be accessible by telephone at (888) 225-2734 (within the United States and Canada) or (312) 429-1278 (International). Audio replay of the call will be available through May 12, 2016. The replay numbers are: (800) 633-8284 (within the United States and Canada) and (402) 977-9140 (International). The call ID is 21809904.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until May 12, 2016.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, 305-428-8000
Vice President & Assistant Treasurer